Exhibit 25.2

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305 (b)(2)  ☐

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A.

388 Greenwich Street

New York, N.Y. 10013

(212) 816-0392

(Name, address, and telephone number of agent for service)

PRUDENTIAL FUNDING (ASIA) plc
(Exact name of obligor as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

1 Angel Court

London EC2R 7AG, England

(Address of principal executive offices)

Prudential plc

(Exact name of obligor as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

13th Floor, One International Financial Centre

1 Harbour View Street

Central, Hong Kong

(Address of principal executive offices)

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Senior Debt Securities

Guarantees of Subordinated Debt Securities

(Title of Indenture Securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (attached).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2023- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 23rd day of April 2024.

CITIBANK, N.A.

By	/s/ Peter Lopez
Peter Lopez
Senior Trust Officer

Exhibit 2 to Form T-1

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “Citibank, N.A.,” Sioux Falls, South Dakota( Charter No. 1461), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 5, 2023, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

/s/ Michael J. Hsu
Acting Comptroller of the Currency

2023-00923-C

Exhibit 7 to Form T-1

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2023	2022
Assets
Cash and due from banks (including segregated cash and other deposits)	$27,342	$30,577
Deposits with banks, net of allowance	233,590	311,448
Securities borrowed and purchased under agreements to resell (including $206,059 and $239,527 as of December 31, 2023 and 2022, respectively, at fair value), net of allowance	345,700	365,401
Brokerage receivables, net of allowance	53,915	54,192
Trading account assets (including $197,156 and $133,535 pledged to creditors at December 31, 2023 and 2022, respectively)	411,756	334,114
Investments:
Available-for-sale debt securities (including $11,868 and $10,933 pledged to creditors as of December 31, 2023 and 2022, respectively)	256,936	249,679
Held-to-maturity debt securities, net of allowance (fair value of which is $235,001 and $243,648 as of December 31, 2023 and 2022, respectively) (includes $71 and $0 pledged to creditors as of December 31, 2023 and 2022, respectively)	254,247	268,863
Equity securities (including $766 and $895 as of December 31, 2023 and 2022, respectively, at fair value)	7,902	8,040
Total investments	$519,085	$526,582
Loans:
Consumer (including $313 and $237 as of December 31, 2023 and 2022, respectively, at fair value)	389,197	368,067
Corporate (including $7,281 and $5,123 as of December 31, 2023 and 2022, respectively, at fair value)	300,165	289,154
Loans, net of unearned income	$689,362	$657,221
Allowance for credit losses on loans (ACLL)	(18,145)	(16,974)
Total loans, net	$671,217	$640,247
Goodwill	20,098	19,691
Intangible assets (including MSRs of $691 and $665 as of December 31, 2023 and 2022, respectively)	4,421	4,428
Premises and equipment, net of depreciation and amortization	28,747	26,253
Other assets (including $12,290 and $10,658 as of December 31, 2023 and 2022, respectively, at fair value), net of allowance	95,963	103,743
Total assets	$2,411,834	$2,416,676

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
(Continued)

	December 31,
In millions of dollars, except shares and per share amounts	2023	2022
Liabilities
Deposits (including $2,440 and $1,875 as of December 31, 2023 and 2022, respectively, at fair value)	$1,308,681	$1,365,954
Securities loaned and sold under agreements to repurchase (including $62,485 and $70,886 as of December 31, 2023 and 2022, respectively, at fair value)	278,107	202,444
Brokerage payables (including $4,321 and $4,439 as of December 31, 2023 and 2022, respectively, at fair value)	63,539	69,218
Trading account liabilities	155,345	170,647
Short-term borrowings (including $6,545 and $6,222 as of December 31, 2023 and 2022, respectively, at fair value)	37,457	47,096
Long-term debt (including $116,338 and $105,995 as of December 31, 2023 and 2022, respectively, at fair value)	286,619	271,606
Other liabilities, plus allowances	75,835	87,873
Total liabilities	$2,205,583	$2,214,838
Stockholders' equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: as of December 31, 2023 —704,000 and as of December 31, 2022-759,800, at aggregate liquidation value	$17,600	$18,995
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: as of December 31, 2023 —3,099,691,704 and as of December 31, 2022-3,099,669,424	31	31
Additional paid-in capital	108,955	108,458
Retained earnings	198,905	194,734
Treasury stock, at cost: December 31, 2023—1,196,577,865 shares and December 31, 2022—1,162,682,999 shares	(75,238)	(73,967)
Accumulated other comprehensive income (loss) (AOCI)	(44,800)	(47,062)
Total Citigroup stockholders' equity	$205,453	$201,189
Noncontrolling interests	798	649
Total equity	$206,251	$201,838
Total liabilities and equity	$2,411,834	$2,416,676

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.